                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Greenland Corporation on Form S-8 of our report dated February 18, 2000, appearing in the Annual Report Form 10-K of Greenland Corporation for the year ended December 31, 1999.






/s/ LEVITZ, ZACKS & CICERIC
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LEVITZ, ZACKS & CICERIC
San Diego, California


January 3, 2001